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                                                                   Exhibit 23.01



            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements No. 333-101907, No. 333-62944, No. 333-24483, No. 333-46482, No. 33-62198 and No.
33-57223 of Cardinal Health, Inc. on Form S-3, Registration Statements No. 333-62938 and No. 333-74761 of Cardinal Health, Inc. on Form S-4, and Registration Statements No. 33-20895, No. 33-38022, No. 33-52537, No. 33-38021,
No. 33-52539, No. 333-42357, No. 333-52535, No. 33-64337, No. 333-72727, No.
333-91849, No. 33-63283, No. 33-63283-01, No. 333-01927-01, No. 333-11803-01,
No. 333-21631-01, No. 333-21631-02, No. 333-30889-01, No. 333-56655-01, No.
333-71727, No. 333-68819-01, No. 333-90417, No. 333-90423, No. 333-90415, No.
333-92841, No. 333-38198, No. 333-38190, No. 333-38192, No. 333-56006, No.
333-56008, No. 333-56010, No. 333-53394, No. 333-91598, No. 333-91600, No.
333-102369 and No. 333-100564 of Cardinal Health, Inc. on Form S-8, of our report dated September 27, 2004, with respect to the consolidated financial statements and schedule of Cardinal Health, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the Fiscal Year Ended June 30, 2004.



/s/ Ernst & Young LLP
Columbus, Ohio
October 25, 2004